                                                                    EXHIBIT 24.2

                            SECRETARY'S CERTIFICATE
                            -----------------------

          I, William M. McKay, Corporate Secretary for View Tech, Inc. (the "Company"), hereby certify that, as of the date set forth below, attached hereto as Exhibit "A" is a true and correct copy of the resolutions of the Company's Board of Directors adopted as of September 20, 1996, regarding authorization to file the Company's Annual Report on Form 10-KSB with the Securities and Exchange Commission and the power of attorney related thereto, and such resolutions have not been altered or amended and remain in full force and effect as of the date hereof.


September 27, 1996



                                     /s/ William M. McKay
                                    -------------------------
                                    William M. McKay
                                    Secretary

                                 Exhibit A
                                 ---------

           RESOLUTIONS OF THE BOARD OF DIRECTORS OF VIEW TECH, INC.
                       adopted as of September 20, 1996


1. RESOLVED, that the Company be, and hereby is, authorized to file its Annual Report on Form 10-KSB, including all exhibits thereto and any and all amendments thereto (the "Form 10-KSB"), with the Securities and Exchange Commission (the "SEC") in connection with its reporting requirements under the Securities Exchange Act of 1934, as amended.

2. RESOLVED FURTHER, that any officer or director of the Company executing, on behalf of the Company or in any other capacity, the Form 10-KSB and any and all exhibits and amendments thereto and other documents to be filed with the SEC in connection therewith be, and hereby is, authorized to execute the same through or by his duly authorized attorneys-in-fact pursuant to an appropriate power of attorney signed by such officer or director appointing each of Robert G. Hatfield and William M. McKay so to act or each of them to so act alone; and that any officer or director of the Company executing on behalf of the Company or otherwise any document or exhibit or amendment thereto to be filed with the SEC is hereby authorized to execute the same and to do and perform each and every act and thing whatsoever as necessary or advisable to otherwise carry out the full intents and purposes as he might or could do in person, through Robert G. Hatfield and William M. McKay, or each of them acting alone as attorney-in-fact, pursuant to a power of attorney reflecting such authorization.

3. RESOLVED FURTHER, that the Board of Directors hereby ratifies, adopts and approves all agreements, instruments and other corporate actions previously taken by the Company in connection with the filing of the Form 10-KSB with the SEC.